EXHIBIT 99.1

UNITED STATES BANKRUPTCY COURT FOR EASTERN DISTRICT OF LOUISIANA

)
In re	)	Chapter 11
)
COPsync, Inc.,	)	Case No. 17-12625
)
Debtor	)	Section “B”
)

ORDER (A) AUTHORIZING AND APPROVING BID PROCEDURES TO
BE EMPLOYED IN CONNECTION WITH THE PROPOSED SALE OF
THE DEBTOR’S ASSETS, (B) SCHEDULING AN AUCTION AND SALE
HEARING, (C) AUTHORIZING AND APPROVING ASSIGNMENT
PROCEDURES, (D) APPROVING THE MANNER AND FORM OF
NOTICE OF THE AUCTION AND ASSIGNMENT PROCEDURES AND
(E) GRANTING RELATED RELIEF

CONSIDERING the motion [P-6] (the “Motion”) of COPsync, Inc. (the “Debtor”), the debtor and debtor in possession in the above-captioned case (the “Case”), for entry of an Order (the “Bid Procedures Order”), pursuant to sections 105, 363 and 365 of Title 11 of the United States Code, 11 U.S.C. §§ 101, et seq., and Rules 2002, 6004 and 9008 of the Federal Rules of Bankruptcy Procedure: (a) authorizing and approving bid procedures (the “Bid Procedures”) to be employed in connection with the proposed sale and transfer (the “Sale”) of the assets (the “Purchased Assets”) of the Debtor through either the (i) the asset purchase agreement (the “Stalking Horse APA”) of Kologik Capital, LLC (the “Purchaser”) or (ii) a conformed APA, substantially in the form attached to this Bid Procedures Order as Exhibit “A” (the “Overbid APA”) (the Stalking Horse APA and Overbid APA are interchangeably referred to, when relevant, as the “Purchase Agreement”); (b) scheduling an auction (the “Auction”) and a hearing (the “Sale Hearing” leading to the “Sale Order”) within sixty (60) days of the Petition Date to consider approval of the Sale; (c) authorizing and approving procedures (the “Assignment Procedures”) to be employed in connection with the assumption and assignment of certain contracts (the “Assumed Contracts”) and leases (the “Assumed Leases”) of the Debtor; (d) approving the manner and form of notice of the auction with respect to the Sale, the Sale Hearing and the Assignment Procedures, substantially in the form attached to the Bid Procedures Order as Exhibit “B” (the “Sale Notice”) and Exhibit “C” (the “Assignment Notice”); and (e) granting related relief, all as more fully set forth in the Motion; no previous motion for similar relief having been made; it appearing that the Court has jurisdiction over this matter; it appearing that due notice of the Motion as set forth therein is sufficient under the circumstances and that no other or further notice need be provided; it further appearing that the relief requested in the Motion is in the best interests of the Debtor and its estate and creditors; and upon all of the proceedings had before the Court; and after due deliberation and sufficient cause appearing therefor,

IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

1.	The Motion is GRANTED as set forth herein.

2.	All objections to the Motion and/or the entry of the Bid Procedures Order not otherwise withdrawn are overruled.

3.	Unless otherwise ordered by the Court, the following Bid Procedures shall govern the bidding and the Auction with respect to the Sale of the Purchased Assets:

a.
Qualified Bids. Each bidder other than Purchaser shall, on or before November 16, 2017 at five ( 5 p.m.) pm CDT (the “Bid Deadline”), deliver to the Debtor’s counsel via email to Mr. John M. Duck, john.duck@arlaw.com, to be eligible to participate in the Auction of the Purchased Assets, a bid, which bid unless otherwise decided by the Debtor in its reasonable discretion shall only be considered a qualified bid (a “Qualified Bid”) if the bidder (a “Qualified Bidder”) complies with, and such Qualified Bid contains all, of the following:

i.	An executed confidentiality agreement in a form reasonably satisfactory to the Debtor, which shall include appropriate and customary protections associated with confidential and proprietary information and inure to the benefit of the Successful Bidder (as defined below);

ii.
A cash deposit of 10% of the purchase price (the “Deposit”), which will be held by the Debtor’s bankruptcy counsel in its client trust account with no interest due to the bidder as a refundable deposit for application against the purchase price at the closing of the transaction, or returned to the bidder within five (5) business days following conclusion of the Auction, unless the bidder is the Successful Bidder or the next best bidder (the “Backup Bidder”) whose Deposits shall be held as set forth below;

iii.
An executed asset purchase agreement on substantially the terms of, or on terms more favorable to the Debtor than those set forth in the Overbid APA attached hereto as Exhibit A, which Overbid APA shall (a) specify the amount of cash or other form of consideration offered by the bidder for the Purchased Assets, with a minimum initial bid comprised of two components: (i) a cash bid of $2,100,000.00 (computed as Purchaser’s $1,000,000.00 credit bid, plus Purchaser’s assumption of the $300,000.00 DIP Facility, plusPurchaser’s  $600,000  bid  of  cash,  plus  Purchaser’s

$100,000.00 breakup fee, plus the $100,000.00 minimum overbid increment) and (ii) a cash or other consideration bid that the Debtor in its reasonable discretion considers to equal in value Purchaser’s ten (10) percent membership interest and associated option, which membership interest and option will have a minimum value for the purposes of this Sale of $500,000.00 ((a) and (b) collectively the “Minimum Overbid”) (b) constitute an irrevocable offer by such the bidder to complete its proposed purchase upon the terms set forth therein, and must be irrevocable until closing of the Sale of the Purchased Assets, (c) include a copy of a board resolution or similar document demonstrating the authority of the bidder to submit an offer to purchase the Purchased Assets on the terms proposed by such the bidder and identifies the officer(s) or authorized agent(s) appearing on behalf of the bidder, and (d) include information demonstrating to the Debtor that the bidder has the financial wherewithal to close the transaction;

iv.	A disclaimer of any right of the bidder to receive a fee analogous to a break-up fee or to compensation under Section 503(b) of the Bankruptcy Code for making a substantial contribution; and

v.	Such other information reasonably requested by the Debtor.

vi.	The Debtor shall provide copies of all bids that it considers to be Qualified Bids to each Qualified Bidder upon receipt.

b.
Qualified Bidders. The Debtor shall determine whether a bid qualifies as a Qualified Bid. Unless otherwise decided by the Debtor in its reasonable discretion, only those persons other than Purchaser who have submitted a Qualified Bid in compliance with this Bid Procedures Order shall be a Qualified Bidder. Purchaser is a Qualified Bidder.

c.
Due Diligence. Upon execution of the Confidentiality Agreement, any prospective bidder that wishes to conduct due diligence on the Debtor or its assets shall be granted access to all material information that has been or will be provided to other prospective bidders, subject, in all cases, to the terms and conditions of the Confidentiality Agreement, applicable law or other restrictions the Debtor may deem necessary or appropriate to protect the proprietary of the information of the Debtor. The due diligence period for bidders will end at five o’clock p.m. ( 5 p.m.) CDT one business day prior to the Bid Deadline. The Debtor shall coordinate all reasonable requests for additional information and due diligence access from potential bidders. No conditions relating to the completion of due diligence shall be permitted to exist after the Bid Deadline. The Purchased Assets shall be sold on an “as is, where is” basis and by submitting a bid, each potential bidder acknowledges such.

d.	Breakup Fee. Purchaser shall be entitled to break-up fee of $100,000.00 in order to reimburse it for the time, effort and cost it has expended in becoming the stalking horse bidder.

e.
No Bids/One Qualified Bid. In the event the Debtor does not receive a Qualified Bid in addition to Purchaser, the Debtor shall request at the Sale Hearing that the Bankruptcy Court approve the Sale of the Purchased Assets to Purchaser through the Sale Order and rule that the Sale Order be immediately effective upon entry.

f.
The Auction. In the event the Debtor receives more than one Qualified Bid, an Auction shall commence on November 20, 2017 at 9:00a.m. (prevailing Central Time), at the offices of Debtor’s counsel, Adams and Reese LLP, 4500 One Shell Square, 701 Poydras Street New Orleans, Louisiana 70139. Each Qualified Bidder shall be invited to attend the Auction which must be attended in person. The following rules shall govern the Auction:

i.
Subject to the limitations set forth in these Bid Procedures, the opening price at such Auction shall be the highest and/or best offer of a Qualified Bidder selected and announced by the Debtor at the commencement of the Auction;

ii.	Only Qualified Bidders may bid at the Auction. If multiple Qualified Bids are received, each Qualified Bidder shall have the right to continue to improve its Qualified Bid at the Auction;

iii.	Each subsequent overbid must provide an incremental amount of at least $100,000.00 of value to the Debtor over the Minimum Overbid, or such other amount as designated by the Debtor from time to time;

iv.	Each bidder will be permitted a fair, but limited, amount of time to respond to the previous bid at the Auction;

v.	The Auction shall be conducted openly and each bidder will be informed of the terms of the previous bid determined by the Debtor to have been the highest and otherwise best bid;

vi.
At the conclusion of the Auction and subject to Court approval following the Auction, the Debtor shall announce as the highest or otherwise best bid for the Purchased Assets the Successful Bidder as well as the second highest or otherwise best bid for the Purchased Assets, the Backup Bidder;

vii.	The Auction may be adjourned by the Debtor from time to time without further notice other than an announcement of such adjournment by the Debtor at the Auction;

viii.
Upon the conclusion of the Auction, the Debtor will request that the Court enter the Sale Order approving the sale of the Purchased Assets to the Successful Bidder, or, should the Successful Bidder fail to close the sale, the Backup Bidder; free and clear of all liens, claims and encumbrances to the fullest extent allowed under section 363(f) of the Bankruptcy Code; and

ix.	The actual bidding at the Auction shall be transcribed or otherwise recorded;

provided that, notwithstanding the foregoing, the Debtor may promulgate such additional rules for the Auction as the Debtor, in its reasonable discretion, deems to be in the best interests of the Debtor’s estate.

g.
Successful Bidder. The Debtor shall select the highest and best bid as the Successful  Bidder.The  Debtor  may  (a) reject  any  bid  that  is (i) inadequate or insufficient, (ii) not in conformity with the requirements of the Bankruptcy Code, the Bid Procedures or the terms and conditions of sale, or (iii) contrary to the best interests of Debtor, its estate and creditors, and/or (b) refuse to consider any bid that fails to comply with the Bid Procedures. After the determination of the Successful Bidder, the Debtor shall promptly execute the asset purchase agreement previously executed and submitted by such Successful Bidder, together with any changes thereto necessitated by the parties’ actions at the Auction.

h.
Backup Bidder. If the Successful Bidder fails to consummate the sale, breaches the asset purchase agreement executed by the Successful Bidder or otherwise fails to perform, (a) the Debtor may consummate the proposed sale with the next highest or best bidder at the Auction (i.e., the Backup Bidder), without the need for further Court approval, (b) the Debtor will retain the Deposit of such bidder, and (c) the Debtor will maintain the right to pursue all available remedies against the Successful and Backup Bidders.

i.
Deposits. All Deposits (without interest) shall be returned to each bidder not selected by the Debtor as the Successful Bidder or Backup Bidder no later than five (5) business days following the conclusion of the Auction. The Deposit (without interest) of the Backup Bidder shall be returned to the Backup Bidder no later than 72 hours after the closing of the transaction.If the Successful Bidder timely closes the transaction, its Deposit (without interest shall be credited towards the Purchase Price. If the Successful Bidder fails to timely close the transaction, and the Purchased Assets are sold to the Backup Bidder, such Backup Bidder’s Deposit (without interest shall be credited towards the Purchase Price.

j.	Credit Bidding. Purchaser will be allowed to credit bid the full amount due of the prepetition secured indebtedness that it received through assignment from Dominion Capital, LLC.

k.
Fees and Expenses. All bidders submitting bids shall bear their own fees and expenses in connection with the bid, the bid process, the Auction and the proposed sale, whether or not such sale is ultimately approved, unless otherwise agreed to by the Debtor and approved by the Court.

4.              The Sale Hearing shall be held on November 20, 2017 at 2:00 p.m. (Central Time), or as soon thereafter as counsel may be heard, before the Honorable Jerry A. Brown, United States Bankruptcy Judge for the Eastern District of Louisiana. At the Sale Hearing, the Debtor will seek entry of the Sale Order. The Sale Hearing may be adjourned from time to time without further notice other than an announcement by the Debtor in Court on the date scheduled for the Sale Hearing.
5.              The form of Sale Notice and Assignment Notice are hereby approved. The Debtor shall serve within two (2) business days (by first class mail, postage prepaid) after entry of this Bid Procedures Order (the “Mailing Deadline”), the Sale and Assignment Notice

upon the Service Parties.  Additionally, Debtor shall publish notice of the sale in the Dallas Morning News twice prior to the bid deadline.
6.              Responses or objections, if any, to the relief requested in the Motion shall be filed with this Court and served, so as to be actually received no later than November 13, 2017 at 5:00 p.m. (Central Standard Time) (the “Objection Deadline”) on: (i) the Debtor, c/o Adams & Reese LLP, 701 Poydras Street, Suite 4500, New Orleans, LA 70139 (Attn: John M. Duck, Esq.); (ii) the Secured Lender and Purchaser, c/o Stewart Robbins & Brown LLC, 301 Main Street, Suite 1640, Baton Rouge, LA 70801 (Attn: Paul Douglas Stewart, Jr., Esq.); (iii) counsel to the Committee, if any, and (iv) the Office of the United States Trustee for the Eastern District of Louisiana, Texaco Center, Suite 2110, 400 Poydras Street, New Orleans, LA. 70130 (Attn: Mary Langston, Esq.).
7.              The Debtor is authorized and empowered to take such steps, incur and pay such costs and expenses and do such things as may be reasonably necessary to fulfill the notice requirements established by this Bid Procedures Order.
8.              The following Assignment Procedures shall govern the assumption and assignment of the Assumed Contracts and Assumed Leases in connection with the Sale of the Purchased Assets to the Successful Bidder:

a.
Not later than November 6, 2017, the Debtor shall file with the Court a list (the “Cure Schedule”) identifying such contracts and leases which may constitute Assumed Contracts and Assumed Leases in connection with the Sale and the amounts necessary to cure defaults and/or provide compensation or adequate assurance of compensation for actual pecuniary loss resulting from a default at the time of assumption as determined by the Debtor (such amounts, “Cure Payment Liability”), with the Purchaser to pay any such Cure Payment Liabilities for any Assumed Contracts and any Assumed Leases. The Debtor shall serve all counterparties to such contracts and leases with the Assignment Notice, specifically stating that the Debtor is or may be seeking the sale, assumption and assignment of such contracts and leases and notifying such parties of the deadline for objecting (a “Cure/Assignment Objection”) to the amount of any Cure Payment Liability related thereto, which deadline shall be three (3) business days prior to the Sale Hearing, so as to enable any such party to object to the proposed Cure Payment Liability and the Court to determine such Cure Payment Liability as promptly as is reasonably possible.

b.	In cases in which the Debtor is unable to establish that a default exists, the relevant Cure Payment Liability shall be set at $0.00 in the Assignment Notice.

c.
Notwithstanding anything herein to the contrary, the Debtor may, from time to time, modify the Cure Schedule to add or remove a contract or lease counterparty or to modify the proposed Cure Payment Liability with respect to any counterparty. The non-debtor counterparty to any such contract or lease will be provided written notice of any such modification and at least fourteen (14) days advance notice of its deadline to object to such modification, and the Debtor will seek to set any such objection for hearing before the Court as promptly as is reasonably possible.

9.              To the extent this Bid Procedures Order is inconsistent with any prior order or pleading with respect to the Motion in this Case, the terms of this Bid Procedures Order shall govern.
10.            Notwithstanding the possible applicability of Bankruptcy Rules 6003 and 6004(h), or otherwise, this Court, for good cause shown, orders that the terms and conditions of this Bid Procedures Order shall be immediately effective and enforceable upon its entry.

IT IS FURTHER ORDERED that movant shall serve this order on the required parties who will not receive notice through the ECF system pursuant to the FRBP and the LBR’s and file a certificate of service to that effect within three days.

New Orleans, Louisiana, October 19, 2017.

/s/ J. A. Brown
Hon. Jerry A. Brown
U.S. Bankruptcy Judge

EXHIBIT A
OVERBID APA

ASSET PURCHASE AGREEMENT – OVERBID

This Asset Purchase Agreement (the “Agreement”) is made as of the           day  of                         , 2017, between COPsync, Inc. (“Seller”), and                                   (“Purchaser”).

RECITALS:

WHEREAS, Seller is a Chapter 11 Debtor in Possession, having filed a a voluntary bankruptcy petition under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of Louisiana (the “Bankruptcy Court”) entitled In re COPsync, Inc. No. 17-12625 (the “Bankruptcy Case”);

WHEREAS, Purchaser desires to purchase the majority of the Seller’s assets relating to the Business (excluding the Excluded Assets, the “Purchased Assets”) including without limitation, those assets listed on Exhibit “A”, but, notwithstanding anything else herein, excluding those assets listed on Exhibit “B” (the “Excluded Assets”), from Seller, who desires to sell the Purchased Assets to Purchaser, in accordance with the terms, covenants and conditions set forth in this Agreement;

WHEREAS, Seller is the owner, operator, provider of software and technology services from offices located in Louisiana and Texas (the “Business”);

WHEREAS, Seller has filed a motion seeking the approval of the sale of the Purchased Assets (as defined below) (the “Sale Motion”);

NOW, THEREFORE, in consideration of the terms, covenants and conditions as hereinafter set forth, the parties (the “Parties”) agree as follows:

1.	Agreement to Sell and Purchase.

a. Seller agrees to sell, convey and assign all of Seller’s right, title, and interest in and to the Purchased Assets to Purchaser (the “Sale”), and Purchaser agrees to purchase, accept and assume such right, title and interest in and to the Purchased Assets, no later than five (5) calendar days following the date that the Sale Order is rendered (such date on which the Purchased Assets are sold hereunder, the “Closing Date”); provided, Purchaser’s obligation to consummate the transactions contemplated by this Agreement is subject to the satisfaction of such other conditions to closing as are specified in Sections 3 and 4 of this Agreement as of the Closing Date.

b. Purchaser understands that this Agreement will be disclosed to the Bankruptcy Court.

c. As provided in the Sale Motion, Seller shall, in consultation with and the consent of Purchaser and in connection with this Agreement, seek an order from the Bankruptcy Court approving the assumption and assignment of such unexpired leases and/or executory contracts of Seller (“Seller’s Contracts”) to the Purchaser as designated in Exhibit “C.” In the event of such an order approving assumption and assignment to the Purchaser, the Purchaser shall pay, as part of the Purchase Price consideration herein, all assumption and cure costs, if any, required for those Seller’s Contracts being assumed by the Purchaser.  The fact that such an order approving assumption and assignment to the Purchaser is not entered shall have no effect on the Parties’ obligations to close hereunder.

d. Sale Order. Time is of the essence for Purchaser to perform all of the obligations required on its part to be performed under this Agreement by the Closing Date. Purchaser has a one-time right to extend the Closing Date for up to fourteen (14) calendar days from the date upon which all of the conditions to closing set forth in Sections 3(a) are satisfied. The Closing Date may otherwise only be extended upon agreement of the Parties.

2.	Amount and Manner of Payment of Purchase Price.

a. Purchaser agrees to pay at Closing the following consideration for the acquisition of the Purchased Assets (the “Purchase Price”):

(i)	$ in cash (must exceed $2,100,000)

(ii)	, valued at $(cash or noncash consideration, must be valued at more than $500,000)

b. Deposit. Purchaser shall provide herewith a deposit in the amount of ten (10%) percent of the Purchase Price (“Deposit”). The Deposit shall be applied to the Purchase Price at Closing, unless returned to Purchaser or otherwise applied as provided herein in the event the sale to Purchaser does not close.

c. Any and all Purchased Assets, rights or interests that may be referred to in this Agreement will be conveyed by a bill of sale and assignment and assumption agreement to be delivered hereunder, which bill of sale and assignment and assumption agreement will be consistent with the terms of Sections 4(b) and 4(c) hereof (the “Bill of Sale”). This provision shall survive Closing.

d. Any Purchased Asset(s) that is/are owned by any officer, owner, or employee of Seller at its office locations or other premises, is excluded from this Agreement. Any such Excluded Asset(s) is/are expressly listed on Exhibit “B.” Any and all insurance proceeds for claims arising prior to the Closing, irrespective of the date of receipt of such insurance proceeds, are excluded from this Agreement and remain the property of Seller’s bankruptcy estate. All assets set forth in Exhibit “B” are expressly excluded from the sale to the Purchaser. This provision shall survive Closing.

3.	Bankruptcy Court Approval; Other Closing Conditions.

a. Each Party’s obligations to close under this Agreement are entirely subject to, and contingent upon, approval of the transaction embodied in this Agreement by the Bankruptcy Court, as may be reflected in the Sale Order and such order not being subject to a stay. Purchaser will cooperate and assist Seller as necessary, including providing witnesses (at its own cost and expense) for any evidentiary hearing, relating to obtaining the Sale Order and such order not being subject to a stay.

b. Without limitation of the foregoing, Purchaser’s obligations under this Agreement are subject to, and contingent upon, satisfaction of the following conditions:

(i)
The representations and warranties of Seller hereunder shall be true and correct at and as of the date of the Closing, except in all cases where the failure of such representations and warranties to be true and correct is not or does not cause a Material Adverse Effect; and

(ii)
Seller shall have performed and complied, in all material respects, with all covenants to be performed by Seller hereunder, except in all cases where the failure of Seller to comply is not or does not cause a Material Adverse Effect. For purposes hereof, a “Material Adverse Effect” shall mean any adverse change or effect to (or as reasonably expected to) the value of the Purchased Assets by more than fifteen (15%) percent.

4.	Conditions of Sale.

a. Purchaser’s obligations hereunder are not conditioned or contingent upon Purchaser obtaining financing from any source.

b. Except to the extent that a representation is made specifically elsewhere in this Agreement, Seller has not made and does not make any representations as to the physical condition, rents, leases, expenses, operations, properties, premises, assets, or any other matter or thing affecting or related to the Purchased Assets or this transaction, which might be pertinent to the purchase of the Purchased Assets or the execution of this Agreement, and Purchaser affirmatively waives any rights and claims for recovery or reduction of the Purchase Price or any portion thereof. Specifically, and not by way of limitation, except to the extent that a representation is made specifically elsewhere in this Agreement, Seller has not made, and does not make, any representations as to (i) the current or future tax liability, assessment or valuation of any of the Purchased Assets; (ii) the present and future condition and operating state of any and all of Seller’s properties; (ii) the status of any of Seller’s Contracts or agreements; or (iv) the presence or absence of any laws, ordinances, rules or regulations issued by any governmental authority, agency or board and any violations thereof. Purchaser hereby expressly acknowledges that no such representations have been made. Seller is not liable or bound in any manner by expressed or implied warranties, guaranties, promises, statements, representations or information pertaining to the Purchased Assets made or furnished by any broker, agent, employee, servant or other person representing or purporting to represent Seller unless such warranties, guaranties, promises, statements, representations or information are expressly and specifically set forth herein. All understandings and agreements heretofore had between the Parties are merged in this Agreement, which alone fully and completely expresses their agreement.

c. Purchaser has inspected the Purchased Assets, and covenants and agrees to accept possession of the Purchased Assets in its/their “as is”, “where is” condition on the date of this Agreement, subject to normal or reasonable use, wear and tear and deterioration through Closing. Seller is not obligated to make any repairs, alterations, improvements or additions thereto whatsoever. Seller provides no warranties or indemnities to Purchaser whatsoever, even as to a return of the Purchase Price.

d. The sale is being made in accordance with the provisions of Bankruptcy Code §363 (and may be effectuated in connection with a plan and disclosure statement, if applicable, depending upon the circumstances of the Bankruptcy Case) with the Purchased Assets to be sold free and clear of all liens, claims, and encumbrances of whatever kind or nature (the “Liens”), with Liens, if any, to attach to the net proceeds of the Purchase Price, in the order of priority of such Liens as they existed on the filing date of the Bankruptcy Case or as otherwise provided by law or order of the Bankruptcy Court.

e. This Agreement is being submitted in accordance with the bid procedures approved by the Bankruptcy attached hereto as Exhibit “D” (“Bid Procedures”).

f. Purchaser is not assuming any obligations or liabilities of Seller other than the obligations under any of the assumed Seller’s Contracts. All other obligations and liabilities of Seller are being retained by Seller and Seller’s estate.

5.	The Closing.

(a) The closing documents will be delivered at the office of Seller’s counsel at 10:00a.m. Central Time on or before the Closing Date, with such delivery of the Bill of Sale and receipt sometimes referred to herein as the “Closing”.

(b) Purchaser will have a one-time right to adjourn the Closing for fourteen (14) calendar days from the date upon which all of the conditions to closing set forth in Section 3(a) or elsewhere in this Agreement are satisfied; thereafter, Purchaser will not have a right to further adjourn the Closing, with time being of the essence with respect to Purchaser’s obligations to pay the balance of the Purchase Price at the Closing and accept the Bill of Sale on the Closing Date. Such right to adjourn will be exercised by notice of such exercise given by the respective Party in accordance with the provisions of this Agreement governing the giving of notice, provided that notice of exercise may be given orally if exercise is made at the date, time and place then scheduled for Closing and confirmed by the transmission of written notice on such date in accordance with such provisions.

(c) At Closing, Purchaser will deliver: (i) the Purchase Price; (ii) the Bill of Sale; and (iii) any such other documents reasonably necessary to effectuate this Agreement and the Closing on the sale of the Purchased Assets.

(d) At Closing, Seller shall deliver to Purchaser: (i) the Sale Order; (ii) the Bill of Sale; and (iii) all such other standard and customary documents necessary to effectuate this Agreement and the Closing on the sale of the Purchased Assets as reasonably requested by Purchaser.

6.	Adjustments and Prorations; Access to Books and Records; Etc.

(a) The following, if applicable, are to be apportioned as of midnight of the date before Closing Date: (i) property taxes on the Purchased Assets and (ii) any other charges agreed to by the Parties.

(b) In the event that subsequent to the Closing Date, the Purchaser, or its agent, receives any payment for goods and/or services rendered by Seller for the period prior to the Closing Date,

Purchaser shall immediately transmit same to Seller with a written description of the source thereof, including a copy of the check from the customer or client, as applicable. In the event that subsequent to the Closing Date, Seller receives any payment for goods and/or services rendered by the Purchaser for the period on and after the Closing Date, Seller shall promptly remit such amount to Purchaser with a written description of the source thereof, including a copy of the check from the customer or client, as applicable.

(c) Following the Closing, Purchaser shall, upon the reasonable request of Seller, provide Seller with reasonable access to the books and records of Seller included in the Purchased Assets, as needed by Seller to continue his administration of the Bankruptcy Case. Seller may retain such books and records related to tax matters and claims of Seller, the estate, or Seller.

(d) This Section 6 shall survive the Closing.

7.	Notices.

Any notice or demand required by, or desired to be sent under, this Agreement must be in writing and must be sent, to the Party at its address set forth in the preamble by mailing the same by express mail, or delivery by Federal Express or by other nationally recognized overnight courier using a written receipt or other valid written proof of delivery, or by hand delivery using a written receipt. The attorneys for the Parties may give notices or demands on behalf of their respective clients. Either Party may designate by written notice, in writing, a new or other address to which notices or demands are thereafter to be sent. Copies of all notices will be sent as follows:

If to Seller, a copy will be sent to:
COPsync, Inc.
c/o Danielle Pellegrin and Ron Bienvenu
400 Poydras Street, Suite 2100
New Orleans, LA 70130

with a copy to Seller’s legal counsel:
Adams and Reese LLP
4500 One Shell Square
701 Poydras Street
New Orleans LA 70139
Attention:     John M. Duck
Telephone:    504.585.0226
Facsimile:      (504) 566-0210
Email:             John.Duck@arlaw.com

If to the Purchaser, a copy will be sent to:

8.	Broker.

Purchaser represents that it has not dealt with any broker, salesperson or finder in connection with the transaction evidenced by this Agreement, or other Party who may claim to have a fee due for introducing Purchaser to the Purchased Assets.

9.	Seller’s Representations and Warranties.

(a)                   Seller makes the following representations and warranties to Purchaser in connection with the Purchased Assets, to Seller’s actual knowledge:

(1) Subject to the entry of the Sale Order that is not subject to a stay, Seller has the legal power, right and authority to enter into this Agreement and to consummate the transaction contemplated hereby.

(2) Except for Purchaser’s rights hereunder no person, firm or entity, has any rights to acquire the Purchased Assets or any part thereof.

(3) Seller has good and valid title to the Purchased Assets and at the Closing Seller will convey the Purchased Assets to the Purchaser and vests in the Purchaser good and valid title to the Purchased Assets, free and clear of all liens, claims and encumbrances, if any.

(b)                    The foregoing representations will survive the Closing.

9. Purchaser’s Representations and Warranties. Purchaser represents and warrants to Seller that:

(a)                   Purchaser has the legal power, right and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The individual executing this Agreement on behalf of Purchaser has the legal power, right, and actual authority to bind Purchaser to the terms and conditions of this Agreement.

(b)                   As of the date hereof, all necessary action has been taken by Purchaser in connection with the entering into this Agreement and the consummation of the transactions contemplated hereby.

(c)                   This Agreement and all documents required hereby to be executed by Purchaser are and will be valid, legally binding obligations of and enforceable against Purchaser in accordance with their terms.

(d)                  Purchaser: (i) has had an opportunity to conduct any and all due diligence regarding the proposed acquisition prior to making its bid; (ii) has relied solely upon its own independent review, investigation and/or inspection of any documents in making its bid or that of any of its legal, financial or other advisors; (iii) did not rely upon any written or oral statements, representations, promises, warranties or guaranties whatsoever, whether express, implied, by operation of law or otherwise, regarding the business of Seller or the proposed sale, or the completeness or accuracy of any information provided in connection therewith, except as expressly stated in the representations and warranties contained in this Agreement as ultimately accepted and executed by Seller; and (iv) accepts and consents to the Bidding Procedures and acknowledges the Bankruptcy Court’s exclusive jurisdiction to resolve issues related thereto.

10. Limitation on Liability of Seller; Deposit.

(a)                   Subject to Section 3, if Seller is unable, in good faith, to convey title to the Purchased Assets in accordance with the provisions of this Agreement for any reason, the sole obligation and liability of Seller hereunder will be to terminate this Agreement and return the Deposit to the Purchaser, and thereupon all rights and obligations hereunder, by either Party against the other will cease and terminate, and this Agreement will be null and void, except to the extent that this Agreement provides for their survival after termination.. Seller will not be required to bring any action or proceeding or otherwise to incur any expense in order to convey title to the Purchased Assets to the Purchaser. Purchaser, without reduction of, or credit or allowance against the Purchase Price and without any liability on the part of Seller, may accept such title to the Purchased Assets as Seller is able to convey. If there is any conflict between the provisions of this subparagraph and any other provision of this Agreement, then the provisions of this subparagraph and Section will govern and predominate.

(b)                   Purchaser waives any right it may have to bring an action against Seller, its remedy being limited to termination of this Agreement and return of its Deposit, so long as Seller proceeds in good faith. Purchaser expressly waives the right to take any action that would adversely affect Seller’s ability to convey title to the Purchased Assets free and clear of any claim of Purchaser. This Agreement is “non-recourse” as to Seller and Seller’s bankruptcy estate. The provisions of this section will survive the Closing or other termination of this Agreement.

(c)                   In the event that Purchaser is approved by the Bankruptcy Court as the highest and best bidder, but Seller fails to close on the Sale hereunder for any reason other than the breach of this Agreement, then Seller shall be entitled to retain the Deposit as liquidated damages. In the event that Purchaser is approved by the Bankruptcy Court as the backup bidder, then (i) if Seller closes the sale to the highest and best bidder, the Deposit shall be returned to Purchaser and this Agreement will terminate; or (ii) if Seller is unable to close the sale to the highest and best bidder, and Seller fails to close on the Sale hereunder for any reason other than the breach of this Agreement, then Seller shall be entitled to retain the Deposit as liquidated damages.

11. Maintenance of Premises through Closing and other Pre-Closing Covenants. Between the date hereof and the date of Closing, subject to compliance with the Bankruptcy Code and authorization by the Bankruptcy Court (if necessary), Seller shall:

(a)                     use commercially reasonable efforts to maintain the Purchased Assets until Closing in full force and effect;

(b)                     maintain the current insurance policies (or renewals thereof) in full force and effect until the Closing;

(c)
permit Purchaser or Purchaser’s agents to inspect the Purchased Assets from time to time to prepare for Purchaser’s operation of the Business following the Closing, provided that (a) Purchaser gives Seller reasonable advance notification of the intention to conduct any such inspection, and (b) such inspection does not unreasonably impede the normal day-to-day business operation of Seller’s Business;

(d)	not enter into any new lease or any amendment of any existing lease (including for Seller’s office locations) without Purchaser’s consent, with such consent not to be unreasonably withheld;

(e)
promptly notify Purchaser of (a) any fact, change, condition, circumstance, event, development, occurrence or non-occurrence that has caused or is reasonably likely to cause any representation or warranty in this Agreement made by Seller to be untrue or inaccurate in any material respect at any time after the date hereof and prior to the Closing, and (b) any failure on Seller’s part to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder.

12. Successors and Assigns. This Agreement will be binding upon, and will inure to the benefit of, the respective Parties and their successors and permitted assigns. Purchaser’s rights under this Agreement may not be assigned without the prior written consent of Seller in each instance (which Seller may grant or withhold in Seller’s absolute discretion) and any assignment or attempted or purported assignment made without such consent will be null and void and of no force or effect and will constitute a non-curable default by Purchaser, subject to the provisions of this Agreement. Purchaser may, however, assign its rights under this Agreement, immediately before the Closing, simultaneously with the payment of the Purchase Price to Seller, to any entity owned or controlled by Purchaser. No such permitted assignment will relieve Purchaser of any of its obligations under this Agreement.

13. Prohibition Against Recordation. Purchaser may not record this Agreement and any recordation or attempted recordation by Purchaser hereof will be void and of no effect and will constitute a non-curable default by Purchaser under this Agreement entitling Seller to terminate this Agreement, subject to the provisions of this Agreement.

14. Transfer Taxes. To the extent that any applicable transfer taxes are not exempt from payment under Bankruptcy Code §1146(a) or other applicable law, rule or regulation, any transfer taxes that are due in connection with this transaction will be paid at Closing by Purchaser. This provision shall survive closing.

15. No Lien. No lien or encumbrance will arise against the Purchased Assets in favor of Purchaser from this Agreement.

16. Entire Agreement; Construction. This Agreement, which includes the Recitals and the Exhibits hereto, constitutes the entire agreement between the Parties and there are no other covenants, promises or agreement, written or oral, and no agent of either Party has the authority to make representations or other agreements, verbal or written which modify or vary the terms or conditions of this Agreement. This Agreement supersedes and cancels any and all negotiations, arrangements, agreement and understandings, if any, between the Parties hereto. This Agreement will be deemed to have been jointly drafted by the attorneys for both Parties and will be construed neither for nor against Seller or Purchaser. The singular will include the plural, and vice versa, and masculine, feminine and neuter pronouns will be fully interchangeable, where the context so requires. References to “hereof” or “hereunder” set forth in this Agreement will refer to this entire Agreement and not to the section or subsection in which they appear unless there is no reasonable construction to that effect.

17. Modification. This Agreement may not be changed or terminated orally. The provisions hereof will apply to and bind the heirs, executors, administrators, successors and permitted assigns of the respective Parties.

18. Enforceability. If any provision of this Agreement is determined to be unenforceable or invalid, such invalidity or unenforceability will not affect the remaining provisions of this Agreement, as the provisions of this Agreement are intended to be and will be severable. It is the intention of the Parties that if any provision of this Agreement is capable of two constructions, one of which would render the provision void and the other of which would render the provision valid, then the provision will have the meaning that renders it valid.

19. Severability. If any provision of this Agreement is found to be void or unenforceable by a court of competent jurisdiction, the remaining provisions will nevertheless be binding upon the Parties with the same force and effect as though the void or unenforceable part had been severed and deleted.

20. Waiver. Any failure by a Party to insist upon strict performance by the other Party of any of the provisions of this Agreement will not be deemed a waiver of any of the provisions of this Agreement, despite the number of violations or breaches that may occur, and such Party, notwithstanding any such failure, will have the right thereafter to insist upon strict performance by the other Party of any and all of the provisions of this Agreement to be performed by such other Party.

21. Binding Effect. Seller’s delivery of this Agreement for inspection by Purchaser is not an offer and does not create any rights in favor of Purchaser or others or create any obligation upon Seller. This Agreement will have no force or effect unless and until it has been fully executed, delivered, exchanged by the Parties, and approved by the Bankruptcy Court.

22. Construction; Governing Law; Venue. The provisions of this Agreement will be governed by, and construed and enforced according to, the laws of the State of Louisiana applicable to agreements made and to be performed wholly therein and applicable federal law. The Parties hereby consent to the jurisdiction of the courts of the State of Louisiana and the Bankruptcy Court. Any action or proceeding arising out of this Agreement will be brought exclusively in the Bankruptcy Court and the Purchaser consents to the jurisdiction and venue of the Bankruptcy Court. This Agreement will be construed and interpreted without regard to any presumption or other rule requiring construction or interpretation against the Party causing this Agreement to be drafted.

23. Waiver of Jury Trial. Except as prohibited by law, the Parties waive trial by jury in any litigation arising out of, or connected with, or relating to, this Agreement or the relationship created hereby. With respect to any matter for which a jury trial cannot be waived, the Parties agree not to assert any such matter as a counterclaim in, nor move to consolidate such claim with, any action or proceeding in which a jury trial is waived.

24. Survival. No provision of this Agreement will survive the closing, except those obligations expressly stated therein to survive or to be performed subsequent to the Closing Date.

25. Counterpart Execution. This Agreement will not be binding unless a fully executed counterpart has been delivered to each of the Parties. This Agreement may be executed in counterparts and by facsimile or electronic (email) signature. This Agreement is subject to Bankruptcy Court approval.

26. Section  Headings. The section headings used herein are for convenience of reference only and will not limit or define the provisions of this Agreement.

IN WITNESS WHEREOF, the Parties have signed this Agreement on the date first above written.

Seller:

COPsync, Inc.

By:

Purchaser:

                                                              [name of company]

By:
           Name:
           Title:

Exhibit A
Purchased Assets

All of Seller’s property other than those assets specifically excluded in Exhibit B, including without limitation:

All of Seller’s cash and cash equivalents, securities, investments, deposits and funds held in escrow, including lease deposits;

All of the furniture, fixtures, equipment and other tangible personal property of Seller used in the Business and situated in Seller’s office locations, which assets are more particularly described in Schedule B to Seller’s Schedules of Assets and Liabilities filed in the docket of this Bankruptcy Case with the Bankruptcy Court attached hereto.

All of Seller’s right, title and interest in and to Seller’s Contracts.

All of Seller’s right, title and interest in and to those patents registered in the name of Seller used in the operation of the Business, which patents are more particularly described in Schedule B to Seller’s Schedules of Assets and Liabilities filed in the docket of this Bankruptcy Case with the Bankruptcy Court.

All of Seller’s patents, trademarks and other intellectual property and all accessions, additions, replacements, and substitutions thereto.

All of Seller’s intangible rights and property of Seller used in the operation of the Business (including the name “COPsync” and all derivations thereof, and all registered and unregistered patents, trademarks, service marks, logos and applications for the foregoing), and the good-will and going concern of Seller in relation to the Business.

All books and records of Seller used in the operation of the Business other than those that Seller deems necessary for the ongoing administration of the Bankruptcy Case (the “Excluded Books and Records”) and the organizational documents and corporate records of Seller; it being understood and agreed that the Excluded Books and Records will be transferred to Purchaser following the completion of Seller’s administration of the Bankruptcy Case.

All claims of Seller against third Persons, whether choate or inchoate, known or unknown, contingent or non-contingent related to any period prior to the Closing, including all proceeds from prompt pay complaints, other than tort claims and Chapter 5 claims;

All accounts receivable of Seller for services rendered prior to the Closing;

Capital Stock of or owned by Seller;

All rights under contracts of Seller

Exhibit B
Excluded Assets

All claims of Seller for refunds of taxes and tax credits and other governmental charges of whatever nature related to any period prior to the Closing;

Tort and Chapter 5 Claims
All bank, brokerage and similar accounts and all lockboxes in the name of Seller;

The minute books, stock records and corporate seal of Seller;

All insurance benefits relating to any period prior to the Closing, including rights and proceeds arising from or relating to the Assets;

The Excluded Books and Records, subject to Seller’s obligation to transfer and deliver them to Purchaser upon his completion of the administration of the Bankruptcy Case.

Brandon-COPsync, LLC receivable

Vehicles and other rolling stock

All privileged communications

All rights related to Seller’s relationships with counsel

Exhibit C
Seller’s Contracts

All of the Seller’s contracts and unexpired leases described below: :

[To be supplemented post-petition]

Exhibit D
 Bid Procedures

The following Bid Procedures shall govern the bidding and the Auction, if any, with respect to the Sale of the Purchased Assets:

a.
Qualified Bids. Each bidder other than Purchaser shall, on or before five ( 5 p.m.) pm CDT on November 16, 2017 (the “Bid Deadline”), deliver to the Debtor’s counsel via email to Mr. John M. Duck, john.duck@arlaw.com, to be eligible to participate in the Auction of the Purchased Assets, a bid, which bid unless otherwise decided by the Debtor in its reasonable discretion shall only be considered a qualified bid (a “Qualified Bid”) if the bidder (a “Qualified Bidder”) complies with, and such Qualified Bid contains all, of the following:

i.
An executed confidentiality agreement in a form reasonably satisfactory to the Debtor, which shall include appropriate and customary protections associated with confidential and proprietary information and inure to the benefit of the Successful Bidder (as defined below);

ii.
A cash deposit of 10% of the purchase price (the “Deposit”), which will be held by the Debtor’s bankruptcy counsel in its client trust account with no interest due to the bidder as a refundable deposit for application against the purchase price at the closing of the transaction, or returned to the bidder within five (5) business days following conclusion of the Auction, unless the bidder is the Successful Bidder or the next best bidder (the “Backup Bidder”) whose Deposits shall be held as set forth below;

iii.
An executed asset purchase agreement on substantially the terms of, or on terms more favorable to the Debtor than those set forth in the Overbid APA attached to the Bid Procedures Order as Exhibit A, which Overbid APA shall (a) specify the amount of cash or other form of consideration offered by the bidder for the Purchased Assets, with a minimum initial bid comprised of two components: (i) a  cash bid of $2,100,000.00  (computed as Purchaser’s $1,000,000.00 credit bid, plus Purchaser’s assumption of the $300,000.00 DIP Facility, plus Purchaser’s $600,000 bid of cash, plus Purchaser’s $100,000.00 breakup fee, plus the $100,000.00 minimum overbid increment) and (ii) a cash or other consideration bid that the Debtor in its reasonable discretion considers to equal in value Purchaser’s ten (10) percent membership interest and associated option, which membership interest and option will have a minimum value for the purposes of this Sale of $500,000.00 ((a) and (b) collectively the “Minimum Overbid”) (b) constitute an irrevocable offer by such the bidder to complete its proposed purchase upon the terms set forth therein, and must be irrevocable until closing of the Sale of the Purchased Assets, (c) include a copy of a board resolution or similar document demonstrating the authority of the bidder to submit an offer to purchase the Purchased Assets on the terms proposed by such the bidder and identifies the officer(s) or authorized agent(s) appearing on behalf of the bidder, and (d) include information demonstrating to the Debtor that the bidder has the financial wherewithal to close the transaction;

iv.	A disclaimer of any right of the bidder to receive a fee analogous to a break-up fee or to compensation under Section 503(b) of the Bankruptcy Code for making a substantial contribution; and

v.	Such other information reasonably requested by the Debtor.

vi.	The Debtor shall provide copies of all bids that it considers to be Qualified Bids to each Qualified Bidder upon receipt.

b.
Qualified Bidders. The Debtor shall determine whether a bid qualifies as a Qualified Bid. Unless otherwise decided by the Debtor in its reasonable discretion, only those persons other than Purchaser who have submitted a Qualified Bid in compliance with this Bid Procedures Order shall be a Qualified Bidder. Purchaser is a Qualified Bidder.

c.
Due Diligence. Upon execution of the Confidentiality Agreement, any prospective bidder that wishes to conduct due diligence on the Debtor or its assets shall be granted access to all material information that has been or will be provided to other prospective bidders, subject, in all cases, to the terms and conditions of the Confidentiality Agreement, applicable law or other restrictions the Debtor may deem necessary or appropriate to protect the proprietary of the information of the Debtor. The due diligence period for bidders will end at five o’clock p.m. ( 5 p.m.) CDT one business day prior to the Bid Deadline. The Debtor shall coordinate all reasonable requests for additional information and due diligence access from potential bidders. No conditions relating to the completion of due diligence shall be permitted to exist after the Bid Deadline. The Purchased Assets shall be sold on an “as is, where is” basis and by submitting a bid, each potential bidder acknowledges such.

d.
No Bids/One Qualified Bid. In the event the Debtor does not receive a Qualified Bid in addition to Purchaser, the Debtor shall request at the Sale Hearing that the Bankruptcy Court approve the Sale of the Purchased Assets to Purchaser through the Sale Order and rule that the Sale Order be immediately effective upon entry.

e.
The Auction. In the event the Debtor receives more than one Qualified Bid, an Auction shall commence in at 9:00 a.m. (prevailing Central Time) on November 20, 2017, at the offices of Debtor’s counsel in New Orleans, Louisiana. Each Qualified Bidder shall be invited to attend the Auction which must be attended in person. The following rules shall govern the Auction:

i.
Subject to the limitations set forth in these Bid Procedures, the opening price at such Auction shall be the highest and/or best offer of a Qualified Bidder selected and announced by the Debtor at the commencement of the Auction;

ii.	Only Qualified Bidders may bid at the Auction. If multiple Qualified Bids are received, each Qualified Bidder shall have the right to continue to improve its Qualified Bid at the Auction;

iii.	Each subsequent overbid must provide an incremental amount of at least $100,000.00 of value to the Debtor over the Minimum Overbid, or such other amount as designated by the Debtor from time to time;

iv.	Each bidder will be permitted a fair, but limited, amount of time to respond to the previous bid at the Auction;

v.	The Auction shall be conducted openly and each bidder will be informed of the terms of the previous bid determined by the Debtor to have been the highest and otherwise best bid;

vi.
At the conclusion of the Auction and subject to Court approval following the Auction, the Debtor shall announce as the highest or otherwise best bid for the Purchased Assets the Successful Bidder as well as the second highest or otherwise best bid for the Purchased Assets, the Backup Bidder;

vii.	The Auction may be adjourned by the Debtor from time to time without further notice other than an announcement of such adjournment by the Debtor at the Auction;

viii.
Upon the conclusion of the Auction, the Debtor will request that the Court enter the Sale Order approving the sale of the Purchased Assets to the Successful Bidder, or, should the Successful Bidder fail to close the sale, the Backup Bidder; free and clear of all liens, claims and encumbrances to the fullest extent allowed under section 363(f) of the Bankruptcy Code; and

ix.	The actual bidding at the Auction shall be transcribed or otherwise recorded;

provided that, notwithstanding the foregoing, the Debtor may promulgate such additional rules for the Auction as the Debtor, in its reasonable discretion, deems to be in the best interests of the Debtor’s estate.

f.
Successful Bidder. The Debtor shall select the highest and best bid as the Successful Bidder. The Debtor may (a) reject any bid that is (i) inadequate or insufficient, (ii) not in conformity with the requirements of the Bankruptcy Code, the Bid Procedures or the terms and conditions of sale, or (iii) contrary to the best interests of Debtor, its estate and creditors, and/or

(b) refuse to consider any bid that fails to comply with the Bid Procedures. After the determination of the Successful Bidder, the Debtor shall promptly execute the asset purchase agreement previously executed and submitted by such Successful Bidder, together with any changes thereto necessitated by the parties’ actions at the Auction.

g.
Backup Bidder. If the Successful Bidder fails to consummate the sale, breaches the asset purchase agreement executed by the Successful Bidder or otherwise fails to perform, (a) the Debtor may consummate the proposed sale with the next highest or best bidder at the Auction (i.e., the Backup Bidder), without the need for further Court approval, (b) the Debtor will retain the Deposit of such bidder, and (c) the Debtor will maintain the right to pursue all available remedies against the Successful and Backup Bidders.

h.
Deposits. All Deposits (without interest) shall be returned to each bidder not selected by the Debtor as the Successful Bidder or Backup Bidder no later than five (5) business days following the conclusion of the Auction. The Deposit (without interest) of the Backup Bidder shall be returned to the Backup Bidder no later than 72 hours after the closing of the transaction. If the Successful Bidder timely closes the transaction, its Deposit (without interest shall be credited towards the Purchase Price. If the Successful Bidder fails to timely close the transaction, and the Purchased Assets are sold to the Backup Bidder, such Backup Bidder’s Deposit (without interest shall be credited towards the Purchase Price.

i.	Credit Bidding. Purchaser will be allowed to credit bid the full amount due of the prepetition secured indebtedness that it received through assignment from Dominion Capital, LLC.

j.
Fees and Expenses. All bidders submitting bids shall bear their own fees and expenses in connection with the bid, the bid process, the Auction and the proposed sale, whether or not such sale is ultimately approved, unless otherwise agreed to by the Debtor and approved by the Court.

4843-5804-1169, v. 2

EXHIBIT B
SALE NOTICE

UNITED STATES BANKRUPTCY COURT
FOR EASTERN DISTRICT OF LOUISIANA

)
In re	)	Chapter 11
)
COPsync, Inc.,	)	Case No. 17-12625
)
Debtor	)	Section B
)

NOTICE OF (I) PROPOSED SALE OF THE ASSETS OF COPSYNC, INC. FREE AND
CLEAR OF LIENS, CLAIMS, INTERESTS AND ENCUMBRANCES,
(II) BID PROCEDURES AND (III) AUCTION RELATED THERETO

PLEASE TAKE NOTICE OF THE FOLLOWING:

1. On September 29, 2017, COPsync, Inc., the debtor and debtor in possession (the “Debtor”) filed a voluntary petition under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Eastern District of Louisiana (the “Court”). On September 29 , 2017, the Debtor filed with the Court a motion [Docket No. 6] (the “Sale Motion”) seeking, among other things: (a) authority to sell the assets of the Debtor free and clear of all liens, claims, interests and encumbrances (the “Sale”); (b) approval of certain procedures (the “Bid Procedures”) for the solicitation of bids with respect to the Sale; (c) approval of certain procedures (the “Assignment Procedures”) in connection with the identification and assumption of certain contracts and leases in connection with the Sale; and (d) scheduling an auction (the “Auction”) and a final hearing with the Court for approval of the Sale (the “Sale Hearing”).

2. The Debtor filed that certain form of Asset Purchase Agreement (including all exhibits, schedules and ancillary agreements related thereto, the “Agreement”), which contemplates the sale of the Sellers’ assets (the “Purchased Assets”), subject to higher and better offers made pursuant to the Bid Procedures.

3. A hearing on the Bid Procedures was held before the Court on October 17, 2017, and thereafter the Court entered an Order, among other things, approving the Bid Procedures [Docket No.] (the “Bid Procedures Order”). The Bid Procedures Order establishes the Bid Procedures that govern the manner in which the Purchased Assets are to be sold. All bidders must comply with the Bid Procedures and submit bids so as to be received not later than 5:00 p.m. on November 16,  2017.

5. Pursuant to the Bid Procedures, each Qualified Bidder (as defined in the Bid Procedures) shall be invited to participate in the Auction at the offices of Adams and Reese LLP, 701 Poydras Street, Suite 4500, New Orleans, Louisiana 70139, which Auction must be attended in person and which shall commence at 9:00 a.m. (prevailing Central Time) on November 20, 2017.

6. The Sale Hearing currently is also scheduled to be conducted on November 20, 2017 at 2:00 p.m. (prevailing Central Time) at the United States Bankruptcy Court for the Eastern District of Louisiana, 500 Poydras Street, Suite 705, New Orleans, LA 70130, before the Honorable Jerry A. Brown, United States Bankruptcy Judge, to consider the approval the highest and best offer by a Qualified Bidder (the “Successful Bidder”), the second highest or best offer by a Qualified Bidder (the “Backup Bidder”) and of the Agreement (as modified by the Successful Bidder) and seeking entry of an order approving the Sale substantially in the form of the Order attached to the Sale Motion as Exhibit “6” (the “Sale Order”). The Sale Hearing may be adjourned or rescheduled from time to time without further notice other than an announcement by the Debtor in the Court of such adjournment on the date scheduled for the Sale Hearing.
7. A copy of the Bid Procedures Order, the Agreement (attached to the Bid Procedures Order as Exhibit “A”) and the Sale Motion (including the proposed Sale Order) may be obtained by sending a written request to counsel to the Debtor, Adams & Reese LLP, 701 Poydras Street, Suite 4500, New Orleans, LA 70139 (Attn: John M. Duck, Esq.), or email at john.duck@arlaw.com.

9. OBJECTIONS TO ENTRY OF THE SALE ORDER (OTHER THAN THE PROPOSED ASSUMPTION AND ASSIGNMENT OF CERTAIN CONTRACTS AND LEASES OR TO ANY PROPOSED CURE PAYMENT LIABILITY AMOUNTS IN CONNECTION THEREWITH), INCLUDING THE DEBTOR’S REQUEST TO APPROVE THE SALE OF THE PURCHASED ASSETS FREE AND CLEAR OF ALL LIENS, CLAIMS, ENCUMBRANCES AND INTERESTS TO PURCHASER (AS DEFINED IN THE AGREEMENT) OR ANOTHER SUCCESSFUL BIDDER (EACH, AN “OBJECTION”), MUST BE MADE IN WRITING, FILED AND SERVED SO AS TO BE ACTUALLY RECEIVED BY 5:00 P.M. (PREVAILING CENTRAL TIME) ON NOVEMBER 13, 2017 (THE “OBJECTION DEADLINE”).

10. ANY OBJECTION MUST BE SERVED IN ACCORDANCE WITH THE PRECEDING PARAGRAPH ON EACH OF THE FOLLOWING PARTIES: (i) the Debtor, c/o Adams & Reese LLP, 701 Poydras Street, Suite 4500, New Orleans, LA 70139 (Attn: John M. Duck, Esq.), (ii) the Secured Lender and Purchaser, c/o Stewart Robbins Brown, LLC, 301 Main Street, Suite 1640, Baton Rouge, LA 70801 (Attn: Paul Douglas Stewart, Jr., Esq.); (iii) counsel to any statutory committee formed in the case, and (iv) the Office of the United States Trustee for the Eastern District of Louisiana, Texaco Center, Suite 2110, 400 Poydras Street, New Orleans, LA. 70130 (Attn: Mary Langston, Esq.).

11. The Bid Procedures Order approves the Assignment Procedures, which set forth: (i) the manner in which the Debtor will (a) identify the Assumed Contracts and the Assumed Leases (each as defined in the Sale Motion), and (b) identify amounts the Debtor believes are necessary to cure defaults under each of such Assumed Contracts and Assumed Leases as determined by the Debtor; and (ii) procedures to be followed by any party that wishes to object to the proposed assumption and assignment of any Assumed Contract and Assumed Lease, or the cure amounts proposed by the Debtor in respect thereof. An additional notice setting forth the specific Assumed Contracts and Assumed Leases to be assumed by the Debtor and the proposed cure amounts for such contracts will be served upon all counterparties to the Assumed Contracts and Assumed Leases.

12. The failure of any person or entity to file an objection on or before the Objection Deadline shall be deemed a consent to the Sale of the Purchased Assets to the Successful Bidder and the other relief requested in the Sale Motion and be a bar to the assertion, at the Confirmation Hearing or thereafter, of any objection to the Bid Procedures, the Sale Motion, the Auction, the sale of the Purchased Assets, the Debtor’s consummation and performance of the Agreement (or marked-up agreement) with the Successful Bidder (including in any such case, without limitation, the transfer of the Purchased Assets free and clear of all liens, claims, encumbrances and interests).

13. This Notice is subject to the full terms and conditions of the Sale Motion, the Bid Procedures Order and the Bid Procedures, which shall control in the event of any conflict. The Debtor encourages parties in interest to review such documents in their entirety and consult an attorney if they have questions or want advice.

Dated:                               , 2017.

John M. Duck
Adams & Reese, LLP
701 Poydras Street, Suite 4500
New Orleans, LA 70139
Email: john.duck@arlaw.com
main 504.581.3234
direct 504.585.0226
mobile 504.251.4295
efax 504.553.9767
fax 504.566.0210

EXHIBIT C
ASSIGNMENT NOTICE

UNITED STATES BANKRUPTCY COURT FOR EASTERN DISTRICT OF LOUISIANA

)
In re	)	Chapter 11
)
COPsync, Inc.,	)	Case No. 17-12625
)
Debtor	)	Section
)

NOTICE OF DEBTOR’S INTENT TO ASSUME AND ASSIGN
CERTAIN CONTRACTS AND LEASES

PLEASE TAKE NOTICE THAT on September 29, 2017, COPsync, Inc., the debtor and debtor in possession (the “Debtor”) filed a voluntary petition under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Eastern District of Louisiana (the “Court”). The Debtor continues to operate its businesses and manage its property as debtor in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

PLEASE TAKE FURTHER NOTICE THAT on September 30, 2017, the Debtor filed a motion [Docket No. 6] (the “Motion”) with the Court seeking, among other things, approval of certain procedures (the “Assignment Procedures”) applicable to the identification and assumption of certain contracts (the “Assumed Contracts”) and leases (the “Assumed Leases”), and assignment thereof, in connection with the Sale by which the Debtor intends to sell its assets.

PLEASE TAKE FURTHER NOTICE THAT on                                  , 2017, the Court entered an order (the “Order”) granting the Motion as set forth therein [Docket No. ] and approving the procedures for the assumption and assignment of the Assumed Contracts and Assumed Leases.

PLEASE TAKE FURTHER NOTICE THAT the Debtor may assume and assign to the Successful Bidder the Assumed Contracts and Assumed Leases listed on Exhibit “1” annexed hereto pursuant to section 365 of the Bankruptcy Code.

PLEASE TAKE FURTHER NOTICE THAT the Debtor has set forth on Exhibit “1” hereto (the “Cure Schedule”) the amounts due and owing, if any, under the Assumed Contracts and Assumed Leases through the date hereof (the “Cure Amounts”). The Bankruptcy Code requires that the Cure Amounts (which include any amounts owing on account of the Debtor’s obligations under the Assumed Contracts and Assumed Leases as of the date of assumption) be paid in full to the parties owed such amounts upon the Debtor’s assumption of the Assumed Contracts and Assumed Leases.

PLEASE TAKE FURTHER NOTICE THAT ANY PARTY SEEKING TO ASSERT AN OBJECTION TO THE ASSUMPTION BY THE DEBTOR AND ASSIGNMENT TO PURCHASER OF ANY CONTRACT OR LEASE, INCLUDING AS TO THE VALIDITY OF ANY CURE AMOUNT AS DETERMINED BY THE DEBTOR OR TO OTHERWISE ASSERT THAT ANY OTHER AMOUNTS, DEFAULTS, CONDITIONS OR PECUNIARY LOSSES MUST BE CURED OR SATISFIED UNDER THE ASSUMED CONTRACTS AND ASSUMED LEASES (NOT INCLUDING ACCRUED BUT NOT YET DUE OBLIGATIONS) MUST FILE AND SERVE ITS OBJECTION (ANY SUCH OBJECTION, AN “ASSUMPTION OBJECTION”) SETTING FORTH WITH SPECIFICITY ANY AND ALL CURE OBLIGATIONS OR OTHER CONDITIONS WHICH SUCH PARTY ASSERTS MUST BE CURED OR SATISFIED WITH RESPECT TO SUCH CONTRACT, LEASE OR INTELLECTUAL PROPERTY RIGHT SO THAT SUCH ASSUMPTION OBJECTION IS ACTUALLY RECEIVED BY EACH OF THE FOLLOWING PARTIES: (i) the Debtor, c/o Adams & Reese LLP, 701 Poydras Street, Suite 4500, New Orleans, LA 70139 (Attn: John M. Duck, Esq.), (ii) the Secured Lender and Purchaser, c/o Stewart Robbins Brown, LLC, 301 Main Street, Suite 1640, Baton Rouge, LA 70801 (Attn: Paul Douglas Stewart, Jr., Esq.); (iii) counsel to any statutory committee formed in the case, and (iv) the Office of the United States Trustee for the Eastern District of Louisiana, Texaco Center, Suite 2110, 400 Poydras Street, New Orleans, LA. 70130 (Attn: Mary Langston, Esq.), BY 5:00 PM ON NOVEMBER 15, 2017 (THE “OBJECTION DEADLINE”).

PLEASE TAKE FURTHER NOTICE THAT Assumption Objections must set forth the cure amount or other obligation the objecting party asserts is due, the specific types and dates of the alleged defaults, pecuniary losses and conditions to assignment and the support therefor, if any.

PLEASE TAKE FURTHER NOTICE THAT if, as to any Assumed Contract, or Assumed Lease, no Assumption Objection is received by the Objection Deadline, such Assumed Contract or Assumed Lease shall be deemed assumed by the Debtor and assigned to Successful Bidder without further order of the Court, effective as of the later of (i) the Objection Deadline,ii) the payment of the applicable Cure Amount, if any, set forth in Exhibit “1” hereto or (iii) the date specified in the Agreement. If an Assumption Objection is received by the Objection Deadline and the Debtor and/or the Successful Bidder are unable to resolve such objection consensually, the proposed assumption and assignment which is the subject of such Assumption Objection shall be subject to further order of the Court and the Debtor and/or the Successful Bidder shall promptly schedule a hearing to consider such Assumption Objection.

PLEASE TAKE FURTHER NOTICE THAT hearings with respect to Assumption Objections shall be held on such date as the Court may designate.

PLEASE TAKE FURTHER NOTICE THAT the Debtor may, from time to time, modify the Cure Schedule to add or remove a contract or lease counterparty or to modify the proposed Cure Amount with respect to any counterparty. The non-debtor counterparty to any such contract or lease will be provided separate written notice of any such modification and at least fourteen (14) days advance notice of its deadline to object to such modification, and the Debtor will seek to set any such objection for hearing before the Court as promptly as is reasonably possible.

PLEASE TAKE FURTHER NOTICE THAT IF YOU AGREE WITH THE CURE AMOUNTS SET FORTH ON EXHIBIT “1” AND DO NOT OTHERWISE OBJECT TO THE DEBTOR’S ASSUMPTION AND ASSIGNMENT OF YOUR CONTRACT OR LEASE YOU NEED NOT TAKE ANY FURTHER ACTION.

PLEASE TAKE FURTHER NOTICE THAT a complete copy of the pleadings and orders described in this motion may be obtained by sending a written request to counsel to the Debtor, c/o Adams & Reese LLP, 701 Poydras Street, Suite 4500, New Orleans, LA 70139 (Attn: John M. Duck, Esq.).

Dated:                               , 2017.

John M. Duck
Adams & Reese, LLP
701 Poydras Street, Suite 4500
New Orleans, LA 70139
Email: john.duck@arlaw.com
main 504.581.3234
direct 504.585.0226
mobile 504.251.4295
efax 504.553.9767
fax 504.566.0210

EXHIBIT 1
TO NOTICE OF DEBTOR’S INTENT
TO ASSUME AND ASSIGN
CERTAIN CONTRACTS AND LEASES

[To be supplemented prior to actual notice]